Exhibit 1

                            SHARE PURCHASE AGREEMENT

      This Agreement made as of the 30th day of September, 2004 ("Agreement"), by and between William Tay., with an address at 2000 Hamilton Street, #520, Philadelphia, PA 19130 ("Seller"), and Centerline International Corp., with an address at c/o Wuersch & Gering LLP, 11 Hanover Square, 19th Floor, New York, New York 10005 ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, Seller is the record owner and holder of all the issued and outstanding shares of capital stock of Heritage Capital Group, Inc., a Delaware corporation ("Corporation"), which Corporation has issued capital stock of 21,840,000 shares of common stock at $.0001 par value ("Shares"), as more fully described in the attached Exhibit A.

      WHEREAS, Purchaser desires to purchase the Shares from Seller and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation's Shares, it is hereby agreed, as follows:

      1. Sale of Shares.

      (i) Subject to the terms and conditions herein stated, the Seller hereby agrees to sell, transfer and deliver on the Closing Date (as that term is defined below), and the Purchaser agrees to purchase from the Seller on the Closing Date, 21,840,000 of Seller's issued and outstanding shares in the Corporation, in consideration of Fifty-Five Thousand and 00/100 U.S. Dollars (US$55,000.00) (the "Purchase Price").

      (ii) The Purchase Price shall be paid in two payments, by wire transfer to an account to be specified by Seller. Upon receipt of an executed facsimile copy of this Agreement and facsimile copies of the Closing Deliveries (as defined below), Purchaser shall forward to the Seller the sum of five thousand U.S. Dollars (US$5,000.00)(the "First Payment"). Upon receipt of the First Payment by Seller, Seller will immediately forward originals of all of the Closing Deliveries to the Purchaser. Upon the receipt by the Purchaser of the original Closing Deliveries, Purchaser will forward to the Seller a second payment (the "Second Payment"), which will represent the balance due on the Purchase Price. The Second Payment will equal fifty thousand U.S. Dollars (US$50,000.00).

      (iii) The sale of the Shares referred to above shall take place on such as the parties hereto may mutually agree. Such time and date is referred to herein as the "Closing Date," or "Closing."

      2. Representations and Warranties of Seller. Seller, as sole director, officer and shareholder of Corporation, hereby represents and warrants to Purchaser that:

      (i) Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business as it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

      (ii) Corporation has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 10-SB that became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company ("Reporting Company") pursuant to Section 12(g) thereunder;

      (iii) Corporation has taken no action to end its status as either a corporation in good standing in the state of Delaware or as a Reporting Company;

      (iv) Corporation has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934;

      (v) Corporation is newly formed with no financial information available other than the financial information included in the SEC filings;

      (vi) There have been no changes to the financial position of the Corporation since the Corporation's most recent SEC filing;

      (vii) There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or other employee, officer, director or stockholder of Corporation. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;

     (viii) The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;

      (ix) The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options


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

            arrangements, bonus, stock purchase agreements, incentive or profit-sharing plans;

      (x) No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;

      (xi) The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Corporation's by-laws, Articles of Incorporation, Shareholder Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act of 1933, as amended, or other applicable state securities laws;

      (xii) Corporation has not conducted any business and/or entered into any agreements with third-parties;

     (xiii) This Agreement has been duly executed and delivered, and constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller is a party or by which they are bound;

      (xiv) Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;

      (xv)  The information contained on Exhibit A is true and correct;

      (xvi) Assuming that Purchaser's representations and warranties are true and correct, the sale of the Shares hereunder is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws; and,

     (xvii) The Seller has disclosed to the Purchaser all facts material to the assets, liabilities and business of the Company. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any exhibit furnished to the Purchaser pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or


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

            necessary in order to provide the Purchaser with proper information as to the Company and its affairs. Notwithstanding any due diligence or opportunity on the part of Purchaser and/or Purchaser's representatives to undertake due diligence with respect to the Company, Purchaser is entitled to rely on all representations and warranties of the Seller as stated without qualification except to the extent disclosed in each such representation and warranty.

      3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

      (i) Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;

      (ii) The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;

      (iii) At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising;

      (iv) Purchaser is purchasing the Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law; and,

      (v) Purchaser hereby agrees the Shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

      4. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement are conditioned upon satisfaction by the Seller of the conditions set forth in this
Section 4. The Seller shall provide to the Purchaser, in connection with the transfer of the Shares, the following materials, which shall collectively be known as the "Closing Deliveries":

      (i) A Stock Certificate for 21,840,000 shares of the Corporation's stock, made out in the name of William Tay;


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

      (ii) A stock ledger for the Corporation, representing that 21,840,000 shares of the Corporation's stock were issued to the Seller, and transferred to the Purchaser as of the Closing Date;

      (iii) A Stock Power, transferring ownership of this Stock Certificate from William Tay to the Purchaser, in the form attached hereto as Exhibit B;

      (iv) A Release, executed by William Tay, of any and all obligations of the Corporation vis-a-vis Tay (including, but not limited to those obligations pursuant to the Promissory Note dated as of March 31, 2004, in favor of William Tay, for $184.00), substantially in the form of Exhibit C hereto;

      (v) A Letter of Resignation, executed by William Tay, resigning from all positions as an officer and director of the Corporation; and,

      (vi) All of the books and records of the Corporation, including without limitation the minutes of the Board of Directors and Shareholders, by-laws, all correspondence with governmental agencies and third parties, accompanied by a secretary's certificate certifying as to the accuracy and completeness of such records and all agreements entered into by the Corporation.

      5. Continuing Obligations of the Seller.

      (i) Seller hereby agrees that he will render any assistance reasonably requested by the Purchaser during the time period extending from the Closing Date to the one-year anniversary thereof, to (a) assist the Corporation in making its filings with the SEC; and (b) effectuate the listing of the Corporation's Shares on the OTC Bulletin Board or such other exchange as the Purchasers may choose to attempt to have such Shares listed on. Such assistance shall be limited to providing, verifying and correcting information relating to the formation, ownership and operation of the Company or any other entity owned by, affiliated with, or under the control of the Seller prior to the Closing Date. Seller acknowledges that such assistance will be performed without compensation or reimbursement to him, and may include, but not be limited to (x) the requirement that Seller execute affidavits guaranteeing to third parties the truth and accuracy of all representations contained herein and in the Corporation's SEC filings made prior to the Closing Date; and (y) the requirement that Seller assist in communications with government agencies.

      (ii) Seller hereby agrees to indemnify the Purchaser, as well as the Purchaser's officers, directors, employees and stockholders, for any damages, liabilities, losses, costs or expenses (including, without limitation, reasonable counsel fees and expenses) accrued within two
            (2) years of the


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

            Closing Date, as a result of or arising out of (i) the failure of any representation or warranty made by the Seller in this Agreement; or (ii) any action, suit, proceeding or investigation commenced against the Corporation in connection with events occurring prior to the Closing Date.

      6. Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

            Seller:         William Tay
                            2000 Hamilton Street, #520
                            Philadelphia, PA 19130

            Purchaser:      Centerline International Corp.
                            c/o Wuersch & Gering LLP
                            11 Hanover Square, 19th Floor
                            New York, New York 10005

      7. Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of New York. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney's fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

      8. Conditions to Closing. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

      9. Severability. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

      10. Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

      11. Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.


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

      12. Gender and Number; Section Headings. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      13. Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

      14. No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

      15. Assignment. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

      16. Closing Documents. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

      17. Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.


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

      IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

                                        SELLER:

                                        /s/ William Tay
                                        ---------------------------
                                        William Tay


                                        PURCHASER:

                                        CENTERLINE INTERNATIONAL CORP.

                                        By: Vera Ho
                                            ----------------------------
                                            Name:  Vera Ho
                                            Title: Director


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

                                    EXHIBIT A

                          HERITAGE CAPITAL GROUP, INC.
                             A Delaware Corporation

Heritage Capital Group, Inc. (the "Corporation") is a fully reporting company, registered under the Securities Exchange Act of 1934. The Corporation's management believes that there are certain benefits of being a reporting public company, and that certain private company (domestic or foreign) may seek to gain these advantages through a reverse merger with the Corporation because its shares may thereby be quoted on the NASDAQ OTC Bulletin Board (OTC-BB).

                              CORPORATE INFORMATION

Legal Name of Public Shell                 Heritage Capital Group, Inc.

S.E.C. FILE / CIK Numbers:                 000-50821 / 0001289277

S.E.C Reporting Status                     Public reporting Company; current in
                                           all S.E.C. filings to date.

S.E.C. Form 10-SB Effective Date           August 2004

State of Incorporation; Date of Formation  State of Delaware on June 17, 2003

Net Equity                                 -0-

Underwriter                                Self

Date of fiscal year-end                    12/31

Total and pending liabilities              $0/0; will de delivered free of all
                                           liabilities

STOCK INFORMATION

Classes of Stock                           Common Stock, $.0001 par value

Authorized Shares                          100,000,000 Common Shares

Issued and Outstanding Shares              21,840,000 Common Shares

Number of "Control Shares" available:      21,840,000 Common Shares (100%)

Warrants and Options Outstanding:          None

OTC-BB Trading Symbol                      15c2-11(Form 211) to be filed with
                                           NASDAQ through a sponsoring market
                                           maker upon consummation of business
                                           combination.

Market Makers                              To be selected.

Transfer Agent & Registrar                 The Corporation currently acts as its
                                           own transfer agent and registrar.


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